Exhibit 10(x)

INVACARE CORPORATION

BOARD OF DIRECTORS COMPENSATION

Retainer Fee	$40,000

Additional Retainer Fees
Lead Director:	$10,000
Audit Chair:	$5,000
Compensation Chair:	$2,500
Governance Chair:	$2,500

Regular Meeting Fees	$2,000

Committee Meeting Fees
Member:	$1,500
Chair:	$2,000

Telephonic Meetings	50% for interim conference calls that are conducted between scheduled meetings

Stock Components	Option grant value of $68,500

For new directors - option grant to purchase $150,000 in shares based on market price on date elected

Non-Employee Director Elective Stock Option Program	Non-employee directors may elect to defer all or a portion of their director fees into discounted stock options